Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601\Reg. S-K


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 16, 2000, in the Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-11410) of the Federated Municipal Opportunities Fund, Inc., dated October 31, 2000.

ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000